UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19 Ha’Yahalomim St., P.O. Box 12163, Ashdod, Israel	L3 7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01 Other Items.

On December 21, 2018, the Company’s shareholders approved amendments to its Series A, Series B and Series C Preferred Stock, to permit a forced conversion of those instruments into shares of its common stock at a conversion price equal to the lower of $1.00 and the volume average weighted price of the Company’s common stock on the forty five (45) prior trading days, which, as of the Forced Conversion Date of December 31, 2018, was $.258 (the “Forced Conversion Price”). Furthermore, the purchase price for common stock issued by the Company in a series of private placement transactions since December 1, 2017 in an amount of $6,154,000 and the remaining $3,846,000 intended to be sold in connection therewith (known as the “D Round”) will also be reset to reflect the Forced Conversion Price. As a result, for each share of stock sold in the D Round, additional shares of common stock will be issued to the purchaser in an amount equal to the number of shares required so that the average per share price is reduced from $4.50 to the per share Forced Conversion Price, less the one (1) share already issued. For each unit purchased by a shareholder of the Corporation in each of the rounds in which Series A preferred stock was issued (the “A Round”, in which Series B preferred stock was issued (the “B Round”, in which Series C preferred stock was issued (the “C Round”) and in the D Round, the warrants issued with respect to that unit (i.e.: for the A Round, the A Warrants, for the B Round, the B-1 and B-2 Warrants, for the C Round, the C-1 and C-2 Warrants and for the D Round, the D-1, D-2 and D-3 Warrants), shall be cancelled, and instead the investor will receive per unit, three warrants, one with an exercise price of $1.80, one with an exercise price of $3.60 and one with an exercise price of $5.40, which warrants will otherwise contain the same terms and conditions as the warrants issued in the D Round. Lastly, as disclosed in the Company’s Definitive Schedule 14A, filed on November 23, 2018, the warrants issued to Andrew Garrett, Inc. (“AGI Warrants”) by the Company contain full ratchet provisions pursuant to which as a result of the Forced Conversion Price, the exercise price of those warrants will be decreased, and the number of warrants increased proportionately.

Therefore, after giving effect to the Forced Conversion, the Company has the following instruments outstanding:

Common Shares used in computing basic income (loss) per share	141,502,005
Common Shares, Warrants and Options used in computing fully-diluted income (loss) per share	220,466,422

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2019

INTEGRITY APPLICATIONS, INC.

By:	/s/ Sami Sassoun
Name:	Sami Sassoun
Title:	Chief Financial Officer